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                                                                     Exhibit 4.1


         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 18, 2001, among Excel Legacy Corporation, a Delaware corporation (the "Company"), Price Legacy Corporation, a Maryland corporation ("Price Legacy"), and Wells Fargo Bank Minnesota, N.A. (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of November 5, 1999 (the "Indenture"), pursuant to which the Company has originally issued its 9.0% Convertible Redeemable Subordinated Secured Debentures due November 5, 2004 (the "Securities");

         WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions stated therein, the Company and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the then outstanding Securities (the "Requisite Consents");

         WHEREAS, the Company deems it desirable to make certain amendments to the Indenture;

         WHEREAS, the merger of the Company with and into a wholly-owned subsidiary of Price Legacy (the "Merger") has occurred as of September 18, 2001, and Price Legacy desires to assume the obligations set forth in Section 10 of the Indenture, as appropriately adjusted to reflect that each share of common stock of the Company was converted into 0.6667 of a share of common stock of Price Legacy in the Merger; and

         WHEREAS, the Company and Price Legacy have determined that all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms, including without limitation the receipt of the Requisite Consents, have been done, and the Company has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent provided for in the Indenture relating to executing this Supplemental Indenture have been complied with.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE ONE

                             AMENDMENTS TO INDENTURE

         1.1 GENERAL AMENDMENTS. The Indenture is amended by deleting the term "9.0% Convertible Redeemable Subordinated Secured Debentures due November 5, 2004" throughout the Indenture and substituting the following term therefor:

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                  "9.0% Convertible Redeemable Subordinated Debentures due
                  November 5, 2004."

         1.2      AMENDMENTS TO ARTICLE 1.

                  (a) Section 1.01 of the Indenture is amended by deleting the following definitions in their entirety:

                           "Collateral Agent"

                           "Pledge Agreement"

                           "Pledged Collateral"

                  (b) Section 1.01 of the Indenture is amended by deleting the definition of "Securities" in its entirety and substituting the following therefor:

                           "Securities" means the 9.0% Convertible Redeemable
                  Subordinated Debentures due 2004 issued under this Indenture in the form of Exhibit A hereto.

         1.3 AMENDMENTS TO ARTICLE 6. Section 6.01 of the Indenture is amended by deleting subsection (3) and substituting the following therefor:

                  "(3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below, whether or not such payments shall be prohibited by
         Article 11;"

         1.4 AMENDMENTS TO ARTICLE 11. Section 11.01 of the Indenture is amended to read in its entirety as follows:

                  "The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt."

         1.5 AMENDMENTS TO ARTICLE 12. Article 12 of the Indenture is amended to read in its entirety as follows:

                  "Article 12. [Intentionally Omitted.]"

         1.6 AMENDMENTS TO ARTICLE 13. Section 13.08 of the Indenture is amended to read in its entirety as follows:

                  "A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

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         Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities."

         1.7      AMENDMENTS TO EXHIBIT A.

                  (a) Exhibit A is amended by deleting the term "9.0% Convertible Redeemable Subordinated Secured Debentures due 2004" throughout Exhibit A and substituting the following therefor:

                           "9.0% Convertible Redeemable Subordinated Debentures
                  due 2004."

                  (b) Paragraph 4 of Exhibit A is amended to read in its entirety as follows:

                           "4. Indenture. The Company issued the Securities
                  under an Indenture dated as of November 5, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $36,599,767 in aggregate principal amount."

                  (c) Paragraph 7 of Exhibit A is amended to read in its entirety as follows:

                           " 7. Conversion. A holder of a Security may convert
                  it into Common Stock of the Company at any time before the close of business (New York time) on the day prior to the maturity date. If the Security is called for redemption, the holder may convert it at any time before the close of business (New York time) on the day prior to the redemption date (unless the Company shall default in payment due upon redemption thereof). The conversion price of $8.25 per share is subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion, no payment or adjustment for interest will be made. However, interest will be paid on any interest payment date with respect to Securities surrendered for conversion after a record date for the payment of interest to the registered holder on such record date. The Company will deliver a check for any fractional share."

         1.8 AMENDMENTS TO EXHIBIT B. Exhibit B is hereby terminated in its entirety.

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                                   ARTICLE TWO

                                   ASSUMPTION

         2.1 Price Legacy, as the parent corporation of the Company following the Merger, acknowledges and assumes the obligations set forth in
Section 10 of the Indenture, as appropriately adjusted to reflect that each share of common stock of the Company was converted into 0.6667 of a share of common stock of Price Legacy in the Merger.

                                  ARTICLE THREE

                                  MISCELLANEOUS

         3.1 Upon the execution and delivery of this Supplemental Indenture by each of the Company, Price Legacy and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as hereby amended and supplemented.

         3.2 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         3.3 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         3.4 THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         3.5 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                             EXCEL LEGACY CORPORATION,
                             a Delaware corporation

                             By: /s/ Richard B. Muir
                                -----------------------------
                             Name: Richard B. Muir
                                  ---------------------------
                             Title: President
                                   --------------------------

                             PRICE LEGACY CORPORATION,
                             a Maryland corporation

                             By: /s/ Graham R. Bullick
                                -----------------------------
                             Name: Graham R. Bullick
                                  ---------------------------
                             Title: President
                                   --------------------------


                             WELLS FARGO BANK MINNESOTA, N.A.


                             By: /s/ Michael G. Slade
                                -----------------------------
                             Name: Michael G. Slade
                                  ---------------------------
                             Title: Corporate Trust Officer
                                   --------------------------